As filed with the Securities and Exchange Commission on March 29, 2024

Registration No. 333-274928

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________

Amendment No. 7 to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

____________________________

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
____________________________

Nevada	3580	88-4042082
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5920 South 118th Circle, Suite 2
Omaha, NE 68137
877-860-3030

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Douglas T. Moore
Chief Executive Officer
5920 South 118th Circle, Suite 2
Omaha, NE 68137
877-860-3030

(Names, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:

Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888	Cavas S. Pavri, Esq. Johnathan C. Duncan, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 United States (202) 857-6000

____________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 (this “Amendment”) to the Registration Statement on Form S-1 of CleanCore Solutions, Inc. (File No. 333-274928) (the “Registration Statement”) is being filed solely for the purpose of filing certain exhibits as indicated in Part II, Item 16 of this Amendment. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16, the signature pages to this Amendment and the filed exhibits. Part I, consisting of the preliminary prospectus, and the balance of Part II of the Registration Statement are unchanged and have been omitted from this Amendment.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to Amendment No. 1 to the Registration Statement on Form S-1/A filed on November 29, 2023)
3.1	Articles of Incorporation of CleanCore Solutions, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on October 10, 2023)
3.2	Bylaws of CleanCore Solutions, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on October 10, 2023)
4.1	Form of Representative’s Warrant (included in Exhibit 1.1)
5.1	Opinion of Sherman & Howard L.L.C. as to the legality of the shares (incorporated by reference to Exhibit 5.1 to Amendment No. 5 to the Registration Statement on Form S-1/A filed on March 15, 2024)
10.1	Form of Subscription Agreement relating to 2022 private placement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 filed on October 10, 2023)
10.2

Form of 10% Original Issue Discount Convertible Promissory Note relating to the 2024 private placement (incorporated by reference to Exhibit 10.2 to Amendment No. 3 to the Registration Statement on Form S-1/A filed on February 23, 2024)

10.3

Asset Purchase Agreement, dated October 17, 2022, among CleanCore Solutions, Inc., CleanCore Solutions, LLC, TetraClean Systems, LLC, Food Safety Technology L.L.C. and Burlington Capital, LLC (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.4

Promissory Note issued by CleanCore Solutions, Inc. to Burlington Capital, LLC on October 17, 2022 (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.5

Extension Agreement, dated September 13, 2023, between CleanCore Solutions, Inc. and Burlington Capital, LLC (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.6

Second Extension Agreement, dated December 17, 2023, between CleanCore Solutions, Inc. and Burlington Capital LLC (incorporated by reference to Exhibit 10.5 to Amendment No. 2 to the Registration Statement on Form S-1/A filed on January 9, 2024)

10.7

Transition Assistance Agreement, dated October 17, 2022, between CleanCore Solutions, Inc. and Burlington Capital, LLC (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.8

Patent Assignment Agreement, dated September 29, 2022, by Food Safety Technology L.L.C. in favor of CleanCore Solutions, Inc. (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.9

Patent Assignment Agreement, dated September 29, 2022, by CleanCore Solutions, LLC in favor of CleanCore Solutions, Inc. (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.10

Trademark Assignment Agreement, dated October 17, 2023, by Food Safety Technology, L.L.C. in favor of CleanCore Solutions, Inc. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.11

Trademark Assignment Agreement, dated October 17, 2023, by CleanCore Solutions, LLC in favor of CleanCore Solutions, Inc. (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.12

Promissory Note issued by CleanCore Solutions, Inc. to Matthew Atkinson on October 4, 2022 (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.13	Promissory Note issued by CleanCore Solutions, Inc. to Clayton Adams on October 4, 2022 (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 filed on October 10, 2023)
10.14

Loan Agreement, dated March 26, 2024, between CleanCore Solutions, Inc. and Clayton Adams (incorporated by reference to Exhibit 10.14 to Amendment No. 6 to the Registration Statement on Form S-1/A filed on March 27, 2024)

10.15

Revolving Credit Note issued by CleanCore Solutions, Inc. to Clayton Adams on March 26, 2024 (incorporated by reference to Exhibit 10.15 to Amendment No. 6 to the Registration Statement on Form S-1/A filed on March 27, 2024)

Exhibit No.	Description
10.16

Business Property Lease, dated November 9, 2022, between RMR Mercury I-80, LLC and CleanCore Solutions, Inc. (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.17

Business Property Lease Amendment, dated October 3, 2023, between RMR Mercury I-80, LLC and CleanCore Solutions, Inc. (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.18

Business Property Lease Second Amendment, dated March 20, 2024, between RMR Mercury I-80, LLC and CleanCore Solutions, Inc. (incorporated by reference to Exhibit 10.18 to Amendment No. 6 to the Registration Statement on Form S-1/A filed on March 27, 2024)

10.19

Distribution Agreement, dated September 7, 2023, between Quail Systems, LLC and CleanCore Solutions, Inc. (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.20

Amendment to the Distribution Agreement, dated September 18, 2023, between Quail Systems, LLC and CleanCore Solutions, Inc. (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.21

Agreement, dated July 27, 2023, between Nebraska C. Ozone, LLC and CleanCore Solutions, Inc. (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.22†

Employment Agreement, dated February 5, 2024, between CleanCore Solutions, Inc. and Douglas T. Moore (incorporated by reference to Exhibit 10.19 to Amendment No. 3 to the Registration Statement on Form S-1/A filed on February 23, 2024)

10.23†

Employment Agreement, dated July 18, 2023, between CleanCore Solutions, Inc. and Matthew Atkinson (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.24†

Employment Agreement, dated March 27, 2023, between CleanCore Solutions, Inc. and David Enholm (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.25†

Employment Agreement, dated November 1, 2022, between CleanCore Solutions, Inc. and Gary Hollst (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.26†

Consulting Agreement, dated October 17, 2023, between CleanCore Solutions, Inc. and Elev8 Marketing, LLC (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.27†

Consulting Agreement, dated October 17, 2023, between CleanCore Solutions, Inc. and Birddog Capital, LLC (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.28†

CleanCore Solutions, Inc. Stock Option Agreement, dated September 16, 2022, between CleanCore Solutions, Inc. and Matthew Atkinson (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.29†

CleanCore Solutions, Inc. Stock Option Agreement, dated September 16, 2022, between CleanCore Solutions, Inc. and Clayton Adams (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.30

Form of Independent Director Agreement between CleanCore Solutions, Inc. and each independent director and each director nominee (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.31

Form of Indemnification Agreement between CleanCore Solutions, Inc. and each independent director and each director nominee (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.32†	CleanCore Solutions, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-1 filed on October 10, 2023)
10.33†

CleanCore Solutions, Inc. Amendment No. 1 to the 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.28 to Amendment No. 2 to the Registration Statement on Form S-1/A filed on January 9, 2024)

10.34†	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-1 filed on October 10, 2023)
10.35†	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-1 filed on October 10, 2023)
10.36†	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-1 filed on October 10, 2023)

Exhibit No.	Description
23.1	Consent of TAAD LLP
23.2	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Consent of Larry Goldman (director nominee) (incorporated by reference to Exhibit 99.1 to Amendment No. 3 to the Registration Statement on Form S-1/A filed on February 23, 2024)
99.2	Consent of James M. Grisham (director nominee) (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-1 filed on October 10, 2023)
99.3	Consent of Brent Cox (director nominee) (incorporated by reference to Exhibit 99.3 to Amendment No. 3 to the Registration Statement on Form S-1/A filed on February 23, 2024)
107	Exhibit Filing Fees (incorporated by reference to Exhibit 107 to Amendment No. 3 to the Registration Statement on Form S-1/A filed on February 23, 2024)

____________

†        Executive compensation plan or arrangement

(b)    Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on March 29, 2024.

CLEANCORE SOLUTIONS, INC.
By:	/s/ Douglas T. Moore
Douglas T. Moore
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Douglas T. Moore	Chairman and Chief Executive Officer and Director	March 29, 2024
Douglas T. Moore	(principal executive officer)
/s/ David Enholm	Chief Financial Officer and Director	March 29, 2024
David Enholm	(principal financial and accounting officer)

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